Letter to Shareholders | Q2 2025 1 Q2 2025 LETTER TO SHAREHOLDERS

Letter to Shareholders | Q2 2025 2 1. Net Income (Loss) Attributable to Hippo KEY HIGHLIGHTS FROM Q2 Top-Line Momentum and New Program Launches • Gross Written Premium up 16% YoY to $299m, driven by organic growth in existing and new hybrid fronting programs launched • Revenue grew 31% YoY to $117m driven by an increase in gross earned premium and higher premium retention A Step-Change in Net Loss Ratio • Consolidated Net Loss Ratio of 47%, a 46pp improvement YoY, powered by underwriting and rate actions, better claims operations, and favorable reserve releases • HHIP net loss ratio of 55%, a 58pp YoY improvement, driven by better gross loss ratio • HHIP non-PCS loss ratio of 42%, a 28pp improvement YoY; PCS loss ratio at 13%, a 30pp improvement YoY Continued Operating Leverage Improvement • Fixed expenses (S&M, T&D, G&A) declined by $6m YoY as revenue increased by $28m, reflecting continued improvement in operational efficiencies • These costs decreased as a percentage of revenue by 16pp YoY from 46% in Q2’24 to 30% in Q2’25 Significant Gain in Profitability Metrics • Net Income attributable to Hippo of $1m compared to Net Loss of $41m in Q2 of last year • Adjusted Net Income of $17m compared to Adjusted Net Loss of $20m in Q2 of last year Financial Strength • Cash and investments, excluding restricted cash, increased $76m QoQ to $604m; increase was mostly related to the issuance of a $50m surplus note • Spinnaker surplus of $223m, up from $202m a year ago -$83M -$20M $17M Q2'23 Q2'24 Q2'25 -$108M -$41M $1M Q2'23 Q2'24 Q2'25 Adjusted Net Income (Loss) +$37M YoY Net Income (Loss)1 +$41M YoY Gross Written Premium +16% YoY $245M $258M $299M Q2'23 Q2'24 Q2'25 $48M $90M $117M Q2'23 Q2'24 Q2'25 Revenue +31% YoY 343% 94% 47% Q2'23 Q2'24 Q2'25 Consolidated Net Loss Ratio -46pp YoY

Letter to Shareholders | Q2 2025 3 Q2’25: STRATEGIC ACCELERATION Dear Shareholders, The second quarter marked a pivotal milestone for Hippo, a proud moment that reflects the dedication, hard work, and steady progress we’ve made over the past several quarters. We unveiled our exciting long-term strategic plan at our Investor Day in New York City, and announced a new, transformative partnership that will accelerate this strategy. This quarter underscores our ability to deliver significant, incremental improvements across the core drivers of value in our business. The strategic plan we presented to investors and analysts is designed to deliver superior returns on capital and is anchored in three powerful pillars: • Strategic Diversification: We are actively diversifying our premium base across both personal and commercial lines, while also broadening our reach across the insurance value chain, by leveraging Hippo's hybrid fronting carrier • Unlocking Market Growth: We are poised to capitalize on the robust, long-term growth trajectory within the home insurance market through our owned Managing General Agency (MGA), and the Hippo Homeowners Insurance Program (HHIP). This program offers a differentiated, technology- driven customer experience that sets us apart • Optimized Risk Management: We’re leveraging our diverse portfolio and risk management capabilities to intelligently optimize our business across market cycles. This involves iteratively adjusting pricing, coverages, and the degree and nature of risk participation across different lines of business to maximize returns The strategic partnership announced at our Investor Day with The Baldwin Group (NASDAQ: BWIN) is set to supercharge our momentum across all three of our strategic pillars: • Program Premium Growth & Diversification: Hippo's hybrid fronting carrier will build upon its decade-long support of Baldwin's MSI Renters and MSI Homeowners programs, extending capacity to a broader spectrum of Baldwin's MGA programs. This move is set to accelerate premium growth and enable faster diversification across lines of business • Tripling Market Access: We’ll now distribute our newly built homes product through Baldwin's industry-leading Westwood Insurance Agency, which partners with 20 of the top 25 homebuilders in the U.S. This collaboration significantly expands our reach, tripling access to new home closings and fueling both premium growth and geographic diversification

Letter to Shareholders | Q2 2025 4 • Strengthening Financial Position: We closed a deal to transfer our homebuilder assets to The Baldwin Group for $100 million on July 1, 2025. This additional capital will directly fuel our long-term strategy of building a well-balanced portfolio of insurance risks that delivers a superior return on capital Beyond these significant corporate developments, our internal teams remained laser focused on operational efficiency, execution, and excellence throughout the quarter. We welcomed two key MGA partners to our platform, further diversifying our premium with commercial and casualty lines, while also expanding additional lines of business with current partners. As we mentioned during Investor Day, our risk participation when launching new programs is low. As we gain more experience with each program, we’ll consider increasing our risk participation if doing so enhances our return on equity. Crucially, while expanding our top line remains core to our strategy, we did not compromise on underwriting profitability. Thanks to earlier underwriting and rate actions, along with improved claims operations, we achieved a consolidated net loss ratio of 47% in Q2, supported by favorable reserve developments across multiple lines of business. This quarter also powerfully demonstrated the scalability of our platform. While we grew revenue by more than 30% year over year, fixed expenses decreased by 16% over the same period. Our improved operating leverage is a key driver of value, enabling us to deliver robust revenue growth while maintaining underwriting discipline and controlling expenses. Our diligent execution of our strategic go-forward plan in the second quarter led to a substantial improvement in profitability year over year, culminating in a critical milestone: Hippo posted positive net income from operating activities for the very first time. This truly outstanding quarter for Hippo would not have been possible without the extraordinary hard work, focus, and collaborative spirit of our entire team and the unwavering support of our valued partners. I am immensely proud of all we achieved in Q2 and eagerly look forward to building on this powerful momentum throughout the rest of 2025 and well into the future. Sincerely, Richard McCathron President & CEO

Letter to Shareholders | Q2 2025 5 Q2’25 FINANCIALS: KPIS, SEGMENT INFORMATION, AND NON-GAAP FINANCIALS In Q2, we continued to implement our long-term strategy, demonstrating strong performance across key financial and operational metrics. Our underwriting discipline remained consistent, supporting solid top-line premium growth and healthy loss ratios. We also made further progress in expense management, positioning us well to capitalize on the operating leverage inherent in our model as we scale. At our Investor Day in New York City, we outlined our 2028 financial targets, reinforcing our confidence in the long-term trajectory of the business. These targets include: • Gross written premium over $2 billion • Adjusted net income over $125 million • Adjusted return on equity over 18% These targets reflect the continued maturation of our business model and our ability to drive profitable growth over time. The primary drivers of future adjusted net income growth are already visible in our Q2 results. We’re growing top-line premium while maintaining underwriting profitability at expected levels, and we’re gaining meaningful operating leverage as premium growth continues to outpace the growth of fixed expense.

Letter to Shareholders | Q2 2025 6 Gross Written Premium As we outlined during our Investor Day, there are four key drivers of future gross written premium growth: • Organic growth from existing hybrid fronting programs • Addition of new hybrid fronting programs • Scaling our New Homes channel within HHIP • Expanding HHIP beyond the New Homes channel In Q2, we made strong progress on most of these growth drivers. Gross written premium grew 16% year over year to $299 million, up from $258 million in Q2 of last year. This growth was driven by our hybrid fronting programs, with existing programs contributing $24 million in organic growth (a 13% increase) and new programs adding $23 million. In HHIP, we observed a mixed trend where the growth in our New Homes channel was more than offset by the reduction in CAT exposure from existing homes, resulting in a 9% year over year reduction in gross written premium from HHIP. Looking ahead, there are two trends that we expect to bring HHIP back to Gross Written Premium growth: • The Baldwin partnership provides us access to approximately three times more new home closings, supporting our continued expansion within the New Homes channel • We prepare to expand growth beyond New Homes, selling policies to customers with existing homes through select partners and in states providing geographical diversification

Letter to Shareholders | Q2 2025 7 Revenue In Q2, revenue grew 31% to $117 million, up from $90 million in Q2 of last year. The increase was driven by gross earned premium growth of 12% to $238m, up from $212 million in Q2 of last year, as well as an increase in premium retention, which grew 9 percentage points (pp) to 39%, up from 30% in Q2 of last year. The increase in premium retention was driven by two main factors: • Higher risk retention at hybrid fronting programs, where the risk profile and underwriting profit were attractive • A shift away from quota-share reinsurance in HHIP. We expect to see this YoY comparison narrow as prior year periods continue to converge with current levels Our premium retention in Q2 is approaching the long-term target range of between 40% and 45% that we recently shared during our Investor Day. As a core part of our strategy, we plan to be opportunistic and respond quickly to market conditions by dialing up or down premium retention, guided by return on equity.

Letter to Shareholders | Q2 2025 8 Loss and Loss Adjustment Expense In Q2, our consolidated net loss ratio improved 46pp YoY to 47%. This improvement was driven by previous underwriting and rate actions earning through our financials, enhanced claims operations, and favorable reserve developments across multiple lines of business. Even when we exclude the benefit of the reserve release from prior accident year, our net loss ratio would have been 55%, well below the long-term targets of 60-65% we shared at our Investor Day. The net loss ratio for our hybrid fronting programs increased 4pp to 37%. As we nearly doubled net earned premium from our hybrid fronting programs compared to Q2 of last year, we continued to demonstrate our ability to not compromise on underwriting discipline while driving significant growth. The HHIP net loss ratio improved 58pp YoY to 55%, driven by improvement in gross loss ratio and by prior quota share reinsurance treaties running off, resulting in a better match between net premium and losses. Gross loss ratio of HHIP improved 41pp YoY to 44%; non-PCS loss ratio improved 26pp to 34%, while PCS loss ratio improved 14pp to 11%. Even when excluding the benefit from reserve release from Prior Accident Year, HHIP gross loss ratio improved 44pp to 56%. The improvement in gross loss ratio was driven by improved rate, changes in terms and conditions, better underwriting processes, and enhanced claims operations.

Letter to Shareholders | Q2 2025 9 Fixed Expense and Operating Leverage In Q2, we continued to deliver top-line growth while simultaneously reducing our operating expenses both as a percentage of revenue and on an absolute dollar basis. In Q2, our combined sales and marketing, technology and development, and general and administrative expenses declined by $6 million compared to the same period last year, representing a 16% decrease. When combined with the increases in our revenue over the same period, these costs fell from 46% of revenue in Q2 of last year to 30% of revenue this quarter. This reduction reflects ongoing efficiency gains across our operations and signals our ability to scale the business more effectively in future quarters.

Letter to Shareholders | Q2 2025 10 Net Income (Loss) Attributable to Hippo Q2 net income came in at $1 million, a $41 million improvement compared to Q2 of last year. The drivers of this improvement included top-line growth while diversifying the premium base, improving consolidated net loss ratio, better operating leverage, and lower stock-based compensation expense. Adjusted Net Income (Loss) Q2 adjusted net income came in at $17 million, a $37 million improvement compared to Q2 of last year. The same factors that drove the net income improvement also contributed to the increase in adjusted net income, with the exception of stock-based compensation expense, which does not impact adjusted net income.

Letter to Shareholders | Q2 2025 11 Cash and Investments Q2 ending cash and investments increased quarter over quarter by $76 million to $604 million. This increase was primarily driven by the $50 million surplus note issuance and seasonal working capital changes, including payments received from reinsurers. Subsequent Events On July 1, 2025, we closed on the sale of our homebuilder distribution network to Westwood Insurance Agency, LLC. The sale consisted of $75 million in up-front cash, and $25 million in cash to be paid in the first quarter of 2026. During the third quarter of fiscal year 2025, we expect to record a gain of approximately $90 million in our consolidated financial statements. On July 1, 2025, we repurchased 514,309 shares of our common stock, beneficially owned by Lennar, in a private transaction at a price per share of $28.17, for an aggregate purchase price of $14.5 million. The repurchase of the shares was made under our existing share repurchase program. As of July 1, 2025, after giving effect to the repurchase of the shares, approximately $18 million will remain authorized and available under our share repurchase program.

hippo

2025 Guidance

As we look ahead to the rest of the year, we are raising full-year guidance for all the key metrics we highlighted during our Investor Day.

Summary of guidance and expected drivers:

- **Gross Written Premium:** We are raising the lower end of our guidance for gross written premium for full-year 2025 from $1.05-1.1 billion to $1.07-1.1 billion, driven by stronger performance of newly launched programs; similar to the trend experienced in 2024, we expect Q3 and Q4 to record lower gross written premium compared to Q2 on an absolute basis, but to represent an acceleration in year over year growth compared to Q2
- **Revenue:** We expect revenue for full year 2025 to come in between $460 and $465 million; we expect the selling of the homebuilders distribution assets to lower revenue in Q3 and Q4 by approximately $5.5 million and $6.5 million, respectively, compared to the guidance provided prior to announcing this transaction
- **Consolidated Net Loss Ratio:** We are updating guidance for consolidated net loss ratio for full-year 2025, improving from between 72% and 74% to between 67% and 69%, driven by positive loss trends reflected in Q2 results; when neutralizing the impact of Prior and Current Accident Year reserve changes in Q2, we expect consolidated net loss ratio to increase slightly in Q3 due to seasonally higher non-PCS losses, followed by an improvement in Q4
- **Net Income:** We are raising guidance for net income (loss) for full-year 2025 from between $65 and $69 million loss to net income positive of between $35 and $39 million, driven by improved net loss ratio trends, as well as the one-time gain on sale from selling the homebuilder distribution assets
- **Adjusted Net Income (Loss):** We are raising guidance for adjusted net income (loss) for full-year 2025 from between $10 and $14 million loss to between $4 million loss and breakeven, driven by improved net loss ratio trends

$ millions	Q1 Actual	Q2 Actual	Q3 Guidance	Q4 Guidance	FY Guidance
Gross Written Premium	$211	$299	$275 - 290	$285 - 300	$1,070 - 1,100
Revenue	$110	$117	$115 - 117[1]	$118 - 121[1]	$460 - 465
Consolidated Net Loss Ratio	106%	47%[2]	65 - 67%	55 - 57%	67 - 69%
Net Income (Loss)	($48)	$1	$80 - 82[3]	$2 - 4[3]	$35 - 39
Adjusted Net Income (Loss)	($35)	$17[4]	$3 - 5[5]	$11 - 13[5]	($4) - 0

1. Revenue is ~$5.5m lower in Q3 and ~$6.5m lower in Q4 as a result of the Baldwin partnership, due to lower commission income after the sale of our builder distribution network
2. Impact of PAY reserve releases was ~7.5pp
3. Net income is ~$90m higher in Q3 for the one-time gain on sale of our builder distribution network; Net Income is also ~$2m lower in Q3 and ~$3.5m lower in Q4 due to lower commission income, as a result of the Baldwin partnership
4. Adjusted net income in Q2 includes $7m favorable development from PAY reserve releases
5. Adjusted net income is ~$2m lower in Q3 and ~$3.5m lower in Q4, as a result of the Baldwin partnership

Letter to Shareholders | Q2 2025

12

Letter to Shareholders | Q2 2025 13 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measures (including on a forward- looking basis) Adjusted EBITDA and Adjusted Net Income (Loss). Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, gains and losses on sales of business, other non-cash fair market value adjustments, and contingent consideration for one of its acquisitions and other transactions that Hippo considers to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. Hippo defines adjusted net income, a Non-GAAP financial measure, as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Hippo calculates the tax impact only on adjustments which would be included in calculating its income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. The non-GAAP measures are an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non- GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q2 2025 14 This letter to shareholders also includes key operating and financial metrics including Gross Loss Ratio and Net Loss Ratio. • Hippo defines Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • Hippo defines Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium.

Letter to Shareholders | Q2 2025 15 Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Letter to Shareholders | Q2 2025 16 If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward- looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward- looking statements.

Letter to Shareholders | Q2 2025 17 APPENDIX

Letter to Shareholders | Q2 2025 18 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Gross Written Premium $298.6 $257.6 $509.5 $452.4 Total Revenue 117.3 89.6 227.6 174.7 Net Income (Loss) attributable to Hippo 1.3 (40.5) (46.4) (76.2) Adjusted Net Income (Loss) 17.0 (19.5) (18.1) (33.7) Adjusted EBITDA 11.8 (24.9) (29.3) (44.7) Gross Loss Ratio 37% 58% 65% 58% Net Loss Ratio 47% 94% 75% 91%

Letter to Shareholders | Q2 2025 19 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) Three Months Ended June 30 Six Months Ended June 30 2025 2024 2025 2024 Revenue: Net earned premium $94.0 $64.4 $181.3 $124.9 Commission income, net 14.7 16.1 29.1 32.0 Service and fee income 2.9 3.0 5.7 5.8 Net investment income 5.7 6.1 11.5 12.0 Total revenue 117.3 89.6 227.6 174.7 Expenses: Losses and loss adjustment expenses 44.5 60.4 136.9 113.0 Insurance related expenses 32.8 24.5 63.0 45.3 Technology and development 8.1 7.8 16.2 16.1 Sales and marketing 9.2 13.4 18.1 27.8 General and administrative 17.4 19.9 33.9 38.2 Impairment and restructuring charges 1.2 — 1.2 3.6 Other expense (income), net 0.1 0.1 (0.1) — Total expenses 113.3 126.1 269.2 244.0 Income (loss) before income taxes 4.0 (36.5) (41.6) (69.3) Income tax expense (benefit) 0.1 0.7 (0.1) 1.0 Net income (loss) 3.9 (37.2) (41.5) (70.3) Net income attributable to noncontrolling interests, net of tax 2.6 3.3 4.9 5.9 Net income (loss) attributable to Hippo $1.3 $(40.5) $(46.4) $(76.2) Other comprehensive income (loss): Change in net unrealized gain (loss) on investments, net of tax 0.7 (0.2) 2.8 (0.7) Comprehensive income (loss) attributable to Hippo $2.0 $(40.7) $(43.6) $(76.9) Per share data: Net income (loss) attributable to Hippo - basic and diluted $1.3 $(40.5) $(46.4) $(76.2) Weighted-average shares used in computing net income (loss) per share attributable to Hippo Basic 25,343,457 24,633,960 25,168,442 24,583,168 Diluted 26,023,780 24,633,960 25,168,442 24,583,168 Net income (loss) per share attributable to Hippo Basic $0.05 $(1.64) $(1.84) $(3.10) Diluted $0.05 $(1.64) $(1.84) $(3.10)

Letter to Shareholders | Q2 2025 20 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) June 30, 2025 December 31, 2024 Assets Investments: Fixed maturities available-for-sale $237.3 $205.7 Short-term investments 167.8 167.6 Total investments 405.1 373.3 Cash and cash equivalents 198.9 197.6 Restricted cash 26.9 35.2 Accounts receivable 227.1 167.0 Reinsurance recoverable on paid and unpaid losses and LAE 302.6 285.3 Prepaid reinsurance premiums 296.4 274.2 Ceding commissions receivable 107.7 79.5 Capitalized internal use software 47.2 48.1 Intangible assets 14.3 17.0 Asset held for sale 4.7 — Other assets 75.3 66.2 Total assets $1,706.2 $1,543.4 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve 389.0 350.0 Unearned premiums 506.2 457.9 Reinsurance premiums payable 302.9 248.6 Provision for commission 38.4 34.3 Surplus note 47.9 — Liabilities held for sale 10.5 — Accrued expenses and other liabilities 77.2 87.4 Total liabilities 1,372.1 1,178.2 Stockholders’ equity: Common stock — — Additional paid-in capital 1,653.7 1,639.7 Accumulated other comprehensive income (loss) 0.1 (2.7) Accumulated deficit (1,321.3) (1,274.9) Total Hippo stockholders’ equity 332.5 362.1 Noncontrolling interest 1.6 3.1 Total stockholders’ equity 334.1 365.2 Total liabilities and stockholders’ equity $1,706.2 $1,543.4

Letter to Shareholders | Q2 2025 21 CONSOLIDATED STATEMENT OF CASH FLOWS (in millions, unaudited) Six months ended June 30, 2025 2024 Cash flows from operating activities: Net cash (used in) provided by operating activities (10.9) 7.1 Cash flows from investing activities: Capitalized internal use software costs (6.3) (7.0) Purchases of property and equipment — (0.2) Purchases of fixed maturities (49.4) (24.0) Maturities of fixed maturities 20.4 18.2 Sales of fixed maturities — 1.4 Purchases of short-term investments (148.7) (114.8) Maturities of short-term investments 146.6 156.6 Sales of short-term investments 4.5 0.2 Net cash (used in) provided by investing activities (32.9) 30.4 Cash flows from financing activities: Proceeds from surplus note 47.9 — Taxes paid related to net share settlement of equity awards (5.4) (3.8) Proceeds from issuances of common stock 2.3 2.2 Payments of contingent consideration (0.4) (0.5) Distributions to noncontrolling interests and other (7.6) (10.3) Net cash provided by (used in) financing activities 36.8 (12.4) Net (decrease) increase in cash, cash equivalents, and restricted cash (7.0) 25.1 Cash, cash equivalents, and restricted cash at the beginning of the period 232.8 195.1 Cash, cash equivalents, and restricted cash at the end of the period $225.8 $220.2

Letter to Shareholders | Q2 2025 22 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) Adjusted Net Income (loss) Three Months Ended June 30 Six Months Ended June 30 2025 2024 2025 2024 Net income (loss) attributable to Hippo $1.3 $(40.5) $(46.4) $(76.2) Adjustments: Depreciation and amortization 5.3 5.9 10.9 11.5 Stock-based compensation 7.9 11.9 15.6 20.3 Fair value adjustments 0.3 0.4 (0.2) 1.9 Other one-off transactions 1.0 2.8 0.8 5.2 Impairment and restructuring charges 1.2 — 1.2 3.6 Adjusted Net Income (loss) $17.0 $(19.5) $(18.1) $(33.7) Adjusted EBITDA Three Months Ended June 30 Six Months Ended June 30 2025 2024 2025 2024 Net income (loss) attributable to Hippo $1.3 $(40.5) $(46.4) $(76.2) Adjustments: Net investment income (5.7) (6.1) (11.5) (12.0) Depreciation and amortization 5.3 5.9 10.9 11.5 Stock-based compensation 7.9 11.9 15.6 20.3 Fair value adjustments 0.3 0.4 (0.2) 1.9 Interest expense 0.4 — 0.4 — Other one-off transactions 1.0 2.8 0.8 5.2 Income tax expense (benefit) 0.1 0.7 (0.1) 1.0 Impairment and restructuring charges 1.2 — 1.2 3.6 Adjusted EBITDA $11.8 $(24.9) $(29.3) $(44.7)

hippo

SUPPLEMENTAL FINANCIAL INFORMATION

(in millions, unaudited)

Impact of Reinsurance - HHIP

	Three Months Ended June 30								
	2025			2024			Change		
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Gross	$65.1	$64.8	$28.9	$71.3	$76.5	$64.5	$(6.2)	$(11.7)	$(35.6)
Ceded	(8.3)	(9.6)	1.1	(13.0)	(27.7)	(9.6)	4.7	18.1	10.7
Net	56.8	55.2	30.0	58.3	48.8	54.9	(1.5)	6.4	(24.9)

	Six Months Ended June 30								
	2025			2024			Change		
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Gross	$118.9	$130.9	$108.7	$136.0	$159.4	$131.1	$(17.1)	$(28.5)	$(22.4)
Ceded	(14.6)	(19.6)	(4.5)	10.2	(62.5)	(28.3)	(24.8)	42.9	23.8
Net	104.3	111.3	104.2	146.2	96.9	102.8	(41.9)	14.4	1.4

Impact of Reinsurance – IaaS

	Three Months Ended June 30								
	2025			2024			Change		
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Gross	$233.5	$173.6	$58.5	$186.3	$135.7	$58.4	$47.2	$37.9	$0.1
Ceded	(183.5)	(134.8)	(44.3)	(150.8)	(120.1)	(53.2)	(32.7)	(14.7)	8.9
Net	50.0	38.8	14.2	35.5	15.6	5.2	14.5	23.2	9.0

	Six Months Ended June 30								
	2025			2024			Change		
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Gross	$390.6	$330.4	$190.2	$316.4	$259.5	$112.7	$74.2	$70.9	$77.5
Ceded	(287.7)	(260.4)	(158.1)	(259.9)	(231.5)	(103.0)	(27.8)	(28.9)	(55.1)
Net	102.9	70.0	32.1	56.5	28.0	9.7	46.4	42.0	22.4

Letter to Shareholders | Q2 2025

23

Letter to Shareholders | Q2 2025 24 Gross and Net Loss Ratio Gross Loss Ratio Breakdown Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 PCS Losses 3% 10% 28% 10% Non-PCS Losses 34% 48% 37% 48% Gross Loss Ratio 37% 58% 65% 58% Net Loss Ratio Breakdown Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 PCS Losses 8% 34% 34% 30% Non-PCS Losses 39% 60% 41% 61% Net Loss Ratio 47% 94% 75% 91% Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Gross Losses and LAE $87.8 $123.2 $299.5 $244.4 Gross Earned Premium 238.5 212.2 461.3 418.9 Gross Loss Ratio 37% 58% 65% 58% Net Losses and LAE $44.5 $60.4 $136.9 $113.0 Net Earned Premium 94.0 64.4 181.3 124.9 Net Loss Ratio 47% 94% 75% 91%

hippo

Consolidated Net Loss Ratio (NLR)

	2024					2025	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported Consolidated NLR with ULAE	**87%**	**94%**	**73%**	**57%**	**76%**	**106%**	**47%**
Impact of PCS Losses	25%	34%	23%	6%	21%	61%	8%
Impact of PAY xPCS	—%	—%	(2)%	(2)%	(1)%	(3)%	(5)%
NLR excluding PAY and PCS Events	**62%**	**60%**	**52%**	**53%**	**56%**	**48%**	**44%**

HHIP Net Loss Ratio (NLR)

	2024					2025	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported HHIP NLR with ULAE	**100%**	**113%**	**84%**	**59%**	**88%**	**133%**	**55%**
Impact of PCS Losses	31%	43%	26%	4%	25%	72%	13%
Impact of PAY xPCS	—%	—%	—%	(2)%	(1)%	—%	(5)%
HHIP NLR excluding PAY and PCS Events	**69%**	**70%**	**58%**	**57%**	**64%**	**61%**	**47%**

Consolidated Gross Loss Ratio (GLR)

	2024					2025	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported Consolidated GLR with ULAE	**59%**	**58%**	**50%**	**45%**	**53%**	**95%**	**37%**
Impact of PCS Losses	10%	10%	11%	6%	10%	54%	3%
Impact of PAY xPCS	—%	—%	(6)%	(4)%	(3)%	(1)%	(5)%
GLR excluding PAY and PCS Events	**49%**	**48%**	**45%**	**43%**	**46%**	**42%**	**39%**

HHIP Gross Loss Ratio (GLR)

	2024					2025	
	Q1	Q2	Q3	Q4	FY	Q1	Q2
Reported HHIP GLR with ULAE	**80%**	**84%**	**72%**	**50%**	**73%**	**121%**	**44%**
Impact of PCS Losses	21%	24%	21%	7%	19%	68%	11%
Impact of PAY xPCS	—%	—%	(2)%	(7)%	(2)%	—%	(11)%
HHIP GLR excluding PAY and PCS Events	**59%**	**60%**	**53%**	**50%**	**56%**	**53%**	**44%**

Letter to Shareholders | Q2 2025

25

Letter to Shareholders | Q2 2025 26 SEGMENTS (in millions, unaudited) Three Months Ended June 30, 2025 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers: Net earned premium $ — $ 38.8 $ 55.2 $ 94.0 Commission income, net 7.6 6.0 0.8 14.4 Service and fee income 0.8 — 2.1 2.9 Net investment income — 3.2 2.5 5.7 Intersegment revenue 3.3 — — 3.3 Segment revenue 11.7 48.0 60.6 120.3 Reconciliation of Revenue Eliminations(1) (3.0) Total consolidated revenue 117.3 Less Segment expenses: Loss and loss adjustment expense — 14.2 30.0 Insurance related expense — 18.8 11.1 Sales and marketing 6.2 — 1.5 Technology and development 2.8 — 3.8 General and administrative 3.3 1.8 6.9 Less: Net investment income — (3.2) (2.5) Less: Noncontrolling interest (2.6) — — Segment adjusted operating (loss) income (3.2) 10.0 4.8 11.6 Eliminations(1) 0.2 Consolidated adjusted operating income 11.8 Reconciliation of segment adjusted operating income (loss) Net investment income 5.7 Depreciation and amortization (5.3) Stock-based compensation (7.9) Fair value adjustments (0.3) Other one-off transactions (1.0) Interest expense (0.4) Impairment and restructuring charges (1.2) Noncontrolling interest 2.6 Income before income taxes $ 4.0 (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2025 27 Three Months Ended June 30, 2024 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers: Net earned premium $ — $ 15.6 $ 48.8 $ 64.4 Commission income, net 8.1 5.9 1.2 15.2 Service and fee income — — 3.0 3.0 Net investment income — 2.9 3.2 6.1 Intersegment revenue 4.0 — — 4.0 Segment revenue 12.1 24.4 56.2 92.7 Reconciliation of revenue: Eliminations(1) (3.1) Total consolidated revenue 89.6 Less: segment expenses Loss and loss adjustment expense — 5.2 54.9 Insurance related expense — 8.8 12.7 Sales and marketing 8.1 — 1.6 Technology and development 2.5 0.1 3.2 General and administrative 2.7 1.7 6.6 Less: Net investment income — (2.9) (3.2) Less: Noncontrolling interest (3.3) — — Segment adjusted operating (loss) income (4.5) 5.7 (26.0) (24.8) Eliminations(1) (0.1) Consolidated adjusted operating loss (24.9) Reconciliation of segment adjusted operating income (loss) Net investment income 6.1 Depreciation and amortization (5.9) Stock-based compensation (11.9) Fair value adjustments (0.4) Other one-off transactions (2.8) Noncontrolling interest 3.3 Loss before income taxes $ (36.5) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2025 28 Six Months Ended June 30, 2025 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers Net earned premium $ — $ 70.0 $ 111.3 $ 181.3 Commission income, net 15.9 10.7 1.8 28.4 Service and fee income 1.6 — 4.1 5.7 Net investment income — 6.2 5.3 11.5 Intersegment revenue 5.9 — — 5.9 Segment revenue 23.4 86.9 122.5 232.8 Reconciliation of revenue: Eliminations(1) (5.2) Total consolidated revenue 227.6 Less: segment expenses Loss and loss adjustment expense — 32.1 104.2 Insurance related expense — 35.3 22.1 Sales and marketing 12.7 0.1 2.8 Technology and development 5.5 0.1 7.4 General and administrative 7.0 3.6 13.9 Less: Net investment income — (6.2) (5.3) Less: Noncontrolling interest (4.9) — — Segment adjusted operating (loss) income (6.7) 9.5 (33.2) (30.4) Eliminations(1) 1.1 Consolidated adjusted operating loss (29.3) Reconciliation of segment adjusted operating income (loss) Net investment income 11.5 Depreciation and amortization (10.9) Stock-based compensation (15.6) Fair value adjustments 0.2 Other one-off transactions (0.8) Interest expense (0.4) Impairment and restructuring charges (1.2) Noncontrolling interest 4.9 Loss before income taxes $ (41.6) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2025 29 Six Months Ended June 30, 2024 Services Insurance-as- a-Service Hippo Home Insurance Program Total Revenue from external customers Net earned premium $ — $ 28.0 $ 96.9 $ 124.9 Commission income, net 16.3 11.4 2.1 29.8 Service and fee income 0.1 — 5.7 5.8 Net investment income — 5.4 6.6 12.0 Intersegment revenue 7.1 — — 7.1 Segment revenue 23.5 44.8 111.3 179.6 Reconciliation of revenue: Eliminations(1) (4.9) Total consolidated revenue 174.7 Less: segment expenses Loss and loss adjustment expense — 9.7 102.8 Insurance related expense — 15.7 24.9 Sales and marketing 16.5 — 3.2 Technology and development 5.4 0.1 6.9 General and administrative 5.5 3.5 13.1 Less: Net investment income — (5.4) (6.6) Less: Noncontrolling interest (5.9) — — Segment adjusted operating (loss) income (9.8) 10.4 (46.2) (45.6) Eliminations(1) 0.9 Consolidated adjusted operating loss (44.7) Reconciliation of segment adjusted operating income (loss) Net investment income 12.0 Depreciation and amortization (11.5) Stock-based compensation (20.3) Fair value adjustments (1.9) Other one-off transactions (5.2) Impairment and restructuring charges (3.6) Noncontrolling interest 5.9 Loss before income taxes $ (69.3) (1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company’s Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q2 2025 30 Summary Segment Information (in millions, unaudited) Three Months Ended June 30, Revenue 2025 2024 % Change Services $11.7 $12.1 (3)% Insurance-as-a-service 48.0 24.4 97% Hippo Home Insurance Program 60.6 56.2 8% Eliminations (3.0) (3.1) Total 117.3 89.6 31% Segment Expenses 2025 2024 Services $12.3 $13.3 (8)% Insurance-as-a-service 34.8 15.8 120% Hippo Home Insurance Program 53.3 79.0 (33)% Total 100.4 108.1 (7)% Services Noncontrolling Interest $2.6 $3.3 (21)% Adjusted Operating Income (Loss): 2025 2024 Services $(3.2) $(4.5) (29)% Insurance-as-a-service 10.0 5.7 75% Hippo Home Insurance Program 4.8 (26.0) N/A Eliminations 0.2 (0.1) Total 11.8 (24.9) N/A

Letter to Shareholders | Q2 2025 31